SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 24, 2007

NOVASTAR MORTGAGE FUNDING TRUST,

SERIES 2006-MTA1

(Issuing Entity with respect to Notes)

NOVASTAR CERTIFICATES FINANCING CORPORATION

(Exact name of depositor and co-registrant as specified in its charter)

Delaware	333-131111-02	48-1194616
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

NOVASTAR MORTGAGE FUNDING CORPORATION

(Exact name of sponsor and registrant as specified in its charter)

Delaware	333-131111	48-1195807
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8140 Ward Parkway, Suite 300 Kansas City, Missouri		64114
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (816) 237-7000

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

NovaStar Mortgage Funding Corporation and NovaStar Certificates Financing Corporation registered issuances of up to $4,145,350,000 principal amount of Asset-Backed Notes on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Act”), by the Registration Statement on Form S-3 (Registration File Nos. 333-131111 and 333-131111-02) (the “Registration Statement”). Pursuant to the Registration Statement, NovaStar Mortgage Funding Trust, Series 2006-MTA1, issued on June 8, 2006, $1,182,600,000 in aggregate principal amount of its Home Equity Loan Asset-Backed Notes, Series 2006-MTA1, Class 1A-1, Class 2A-1A, Class 2A-1B, Class 2A-1-C, Class X, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 Notes, Class M-9 (the “Offered Notes”). Also issued, but not offered by NovaStar Mortgage Funding Trust, Series 2006-MTA1 was its Home Equity Loan Asset-Backed Notes, Series 2006-MTA1, Class M-10 Notes (and collectively with the Offered Notes, the “Notes”).

The Amended and Restated Trust Agreement filed in connection with the Notes is hereby amended pursuant to Amendment No. 1 to the Amended and Restated Trust Agreement dated as of April 24, 2007, by and among NovaStar Certificates Financing Corporation, as depositor (the “Depositor”) and Wilmington Trust Company, as owner trustee (the “Owner Trustee”).

Item 9.01 - Financial Statements and Exhibits:

(a)	Financial Statements of Business Acquired:	None

(b)	Pro Forma Financial Information:	None

(c)	Exhibits:

4.2	Amendment No. 1 to the Amended and Restated Trust Agreement dated as of April 24, 2007, by and between the Depositor and the Owner Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 24, 2007

NOVASTAR CERTIFICATES FINANCING CORPORATION

By:	/s/ Matt Kaltenrieder
Name:	Matt Kaltenrieder
Title:	Vice President

Exhibit Index

Exhibit No.	Description
Exhibit 4.2	Amendment No. 1 to the Amended and Restated Trust Agreement dated as of April 24, 2007, by and between the Depositor and the Owner Trustee.